Exhibit 10.25

EXECUTION VERSION

AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 21st day of December, 2011 by and among AVEO PHARMACEUTICALS, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries joined thereto (the “Joined Subsidiaries”; the Joined Subsidiaries and Parent are hereinafter referred to collectively as the “Borrower”), and HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (“Hercules II”), and HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership (“Hercules III”, together with Hercules II collectively referred to as the “Lender”), as acknowledged and agreed by AVEO Securities Corporation, a Massachusetts corporation. Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. The Borrower and the Lender have entered into that certain Loan and Security Agreement dated as of May 28, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender has agreed to extend and make available to the Borrower certain extensions of credit.

B. The Borrower and the Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENTS.

1.1 Section 1.1 (Definitions). Section 1.1 of the Loan Agreement is hereby amended in the following respects:

(a) Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions therein in alphabetical order:

““MSC Subsidiary” means AVEO Securities Corporation, a Massachusetts corporation, which is a Subsidiary of Borrower that has applied or is in the process of applying to be classified as a “security corporation” under Massachusetts General Laws Ch. 63, Section 38B(a), as amended, supplemented and/or modified.”

““Liquidity” means, as of any date, Borrower’s Cash and/or Cash Equivalents maintained in Deposit Accounts and/or accounts holding Investment Property that are subject to an Account Control Agreement.”

(b) Section 1.1 of the Loan Agreement is hereby amended by inserting the following new clause (xviii) into the definition of “Permitted Investments”:

“and (xviii) Investments in the MSC Subsidiary in accordance with Section 7.19.”

(c) Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Subsidiaries” in its entirety as follows:

““Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule ID hereto; provided, however, that the definition of Subsidiary shall not include the MSC Subsidiary with respect to the representations and warranties provided for in Section 5 and the covenants provided for in Section 7 (other than Section 7.19); provided, further, that, for the avoidance of doubt, (i) the financial statements, reports and other information to be delivered to Lender pursuant to Section 7.1 shall include the MSC Subsidiary on a consolidated and consolidating basis and (ii) the MSC Subsidiary shall not be required under Section 7.14 to execute and deliver a Joinder Agreement.”

1.2 Section 3.1 (Security Interest). Section 3.1 of the Loan Agreement is hereby amended by inserting the following new clause (ii)(F) into the proviso in the initial sentence:

“and (F) 100% of the issued and outstanding capital stock of the MSC Subsidiary.”

1.3 Section 7.19 (MSC Subsidiary). The following new Section 7.19 shall be inserted into Section 7 of the Loan Agreement:

“7.19 MSC Subsidiary. Borrower shall be permitted to make Investments in the MSC Subsidiary so long as Borrower (i) maintains Liquidity of at least $40,000,000 minus the aggregate amount of principal payments paid by Borrower to Lender through such date of determination (such resulting amount being referred to as the “Threshold Amount”) or (ii) if Borrower’s Liquidity is less than the Threshold Amount on any date (a “Deficiency Date”), Borrower shall (a) immediately, upon knowledge thereof, notify Lender of such deficiency in writing and (b) procure Cash and/or Cash Equivalents maintained in Deposit Accounts and/or accounts holding Investment Property that are subject to an Account Control Agreement in an amount such that after procuring such amounts the Borrower shall have Liquidity of at least the lesser of (1) Threshold Amount or (2) the amount of Cash and/or Cash Equivalents and accounts holding Investment Property of the Borrower and its Subsidiaries as determined on a consolidated basis; provided that such procurement(s) shall occur as soon as commercially practicable but in any event within five (5) business days of Borrower’s knowledge of such Deficiency Date; provided, further, that Borrower shall not make any Investments in the MSC Subsidiary following a Deficiency Date without the prior written consent of Lender unless clause (b)(1) above has been satisfied or the condition set forth in the next sentence has been satisfied. If at any time, the application for classification of the MSC Subsidiary as a “security corporation” under Massachusetts General Laws Ch. 63, Section 38B(a), as amended, supplemented and/or modified, is denied or such classification is revoked (and such determination is not subject to appeal and all appeal periods have run), Borrower shall take such actions, as soon as commercially practicable, to dissolve the MSC Subsidiary or merge the MSC Subsidiary with or into Borrower.”

1.4 Schedule 1D. Schedule 1D of the Loan Agreement is hereby amended to add the MSC Subsidiary.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) The Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate or articles of incorporation, bylaws and other organizational documents of the Borrower delivered to the Lender on the Closing Date remain true, accurate and complete and have not been amended, restated, supplemented or otherwise modified and continue to be in full force and effect;

(d) the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of the Borrower;

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights generally; and

(f) as of the date hereof, the Borrower has no defenses against the obligations to pay any amounts under the Obligations. The Borrower acknowledges that the Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with the Borrower in connection with this Amendment and in connection with the Loan Documents.

The Borrower understands and acknowledges that the Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which the Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all of the following conditions precedent in form and substance satisfactory to the Lender (the “Effective Date”):

4.1 Amendment. The Lender shall have received duly executed counterparts of this Amendment signed by the parties hereto.

4.2 Amendment Fee. The Lender shall have received a $25,000 amendment fee.

5. POST-AMENDMENT COVENANT. The Borrower shall provide the Lender (i) promptly following submission of such letter which shall occur on or before January 6, 2012, a copy of the letter sent to the Massachusetts Department of Revenue applying for classification of the MSC Subsidiary as a “security corporation” under Massachusetts General Laws Ch. 63, Section 38B(a), as amended, supplemented and/or modified, and (ii) promptly following receipt by the MSC Subsidiary of such letter, a copy of the letter received from the Massachusetts Department of Revenue approving the initial request of the MSC Subsidiary to be classified as a “security corporation” under Massachusetts General Laws Ch. 63, Section 38B(a), as amended, supplemented and/or modified.

6. EXPENSES. The Borrower agrees to pay the Lender’s reasonable costs and expenses (including the fees and expenses of the Lender’s counsel, advisors and consultants) accrued and incurred in connection with the transactions contemplated by this Amendment, and all other Lender expenses (including the fees and expenses of Lender’s counsel, advisors and consultants) payable in accordance with Section 11.11 of the Loan Agreement.

7. COUNTERPARTS. This Amendment may be signed originally or by facsimile or other means of electronic transmission in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

8. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by the Lender with respect to the Borrower shall remain in full force and effect.

9. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. The Borrower and the Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

AVEO PHARMACEUTICALS, INC.

Signature:	/s/ David Johnston
Print Name:	David Johnston
Title:	Chief Financial Officer

Acknowledged and agreed by:

MSC SUBSIDIARY:

AVEO SECURITIES CORPORATION

Signature:	/s/ David Johnston
Print Name:	David Johnston
Title:	Treasurer

[Signature Page to Amendment No. 1 to Loan and Security Agreement]

LENDER:

HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Technology Growth Capital, Inc., its Manager

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Technology Growth Capital, Inc., its Manager

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

[Signature Page to Amendment No. 1 to Loan and Security Agreement]